                                                              EXHIBIT 10.2

                                                     As Amended 10/27/94



                                 BAYBANKS, INC.

                  1988 Stock Option Plan for Key Employees of
                  -------------------------------------------

                         BayBanks, Inc. and Affiliates
                         -----------------------------



1.   PURPOSE.
     --------

          The purpose of this Stock Option Plan (the "Plan"), is to provide an incentive to Eligible Employees, as hereinafter defined, of BayBanks, Inc. (the "Corporation") and its bank and other Affiliates, as hereinafter defined, which will stimulate their efforts on behalf of the Corporation and its Affiliates and strengthen their desire to remain with the Corporation or its Affiliates.

2.   STOCK SUBJECT TO THE PLAN.
     --------------------------

          The stock subject to the options and other provisions of the Plan shall be the Common Stock, $2.00 par value, of the Corporation. The total amount of shares of such stock which may be issued pursuant to options under the Plan shall not exceed an aggregate of 800,000 shares (except as such amount may be adjusted in accordance with the provisions of Section 8 hereof). Such shares may be either unissued shares or reacquired shares. No option may be granted which if exercised would cause the total number of shares issued and issuable under the Plan to exceed such maximum limit.

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          If options lapse for any reason, new options may be granted from time to time for the purchase of such number of shares as were subject to such lapsed options.

3.    ELIGIBILITY.
      ------------

          For all purposes of the Plan, the term "Eligible Employee" shall mean any key employee of the Corporation or any Affiliate. No director of the Corporation or of an Affiliate who is not an officer or salaried employee of the Corporation or of an Affiliate shall be an Eligible Employee.

4.   ADMINISTRATION OF THE PLAN.
     ---------------------------

          The Plan shall be administered by a Stock Option Committee (the "Committee") appointed by, and to serve at the pleasure of, the Board of Directors of the Corporation and consisting of three or more disinterested directors. The Committee shall have authority, subject to the express provisions hereof, to determine (i) the present and future Eligible Employees who are to receive options hereunder and the number and option price of shares to be covered by each such option, and (ii) the time or times when each option shall become exercisable in whole or in part. A director shall be deemed to be a disinterested director only if he is not eligible to receive options under this Plan at the time such determinations are made by the Committee and has not at any time within one year prior thereto been eligible to receive options under this Plan or any other plan of the Corporation or any of its Affiliates entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Corporation or any of its Affiliates. The Committee shall also have authority to adopt rules and


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regulations for carrying out the Plan and to interpret, construe, implement and otherwise administer the provisions of the Plan. Decisions of the Committee shall be final. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present (or acts approved in writing by a majority of the Committee) shall be the acts of the Committee. The Committee shall keep minutes of its proceedings and from time to time make such reports to the Board of Directors as the Board shall direct.

5.   EFFECTIVE DATE.
     ---------------

          The Effective Date of the Plan shall be the date upon which the Plan is adopted by the Board of Directors of the Corporation. The Plan shall terminate if it is not approved within twelve months after the Effective Date by vote of the holders of a majority of the stock of the Corporation present in person or by proxy and entitled to vote at a special or annual meeting of the stockholders of the Corporation.

6.   TERMS AND CONDITIONS OF STOCK OPTIONS.
     --------------------------------------

          Stock options granted pursuant to the Plan shall be designated by the Committee either as "Non-qualified Stock Options" or as "Incentive Stock Options". Incentive Stock Options granted pursuant to the Plan are intended to comply with the provisions of Section 422(b) of the Internal Revenue Code and shall be construed by the Committee in accordance with such provisions.

          Each stock option granted pursuant to the Plan shall be evidenced by a written option agreement, in form not inconsistent with the Plan, duly executed and delivered on behalf of the


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Corporation and by the individual to whom the option is granted (the
"Optionee").

     6.1  Non-Qualified Stock Options
          ---------------------------

          Option agreements with respect to Non-qualified Stock Options shall contain in substance the following terms and conditions:

          (a) PRICE. The option price per share shall be as determined by the Committee from time to time but in no instance shall it be less than 100% of the fair market value of the Common Stock of the Corporation on the date an option is granted. Such fair market value shall be as determined by the Committee in good faith.

          (b) NUMBER OF SHARES. The option agreement shall specify the number of shares to which it pertains.

          (c) PERIOD FOR EXERCISE. At the time an option is granted, the Committee in its discretion shall determine the time or times when the option will become exercisable in whole or in part, and this time or these times shall be specified in the option agreement except that any option may be made fully exercisable as to all or part of the entire then remaining balance of shares covered by it upon determination by the Committee that such earlier exercise would be advisable owing to the death or retirement of the Optionee or physical or mental disability preventing the Optionee from performing the Optionee's regular duties. All or any part of the number of whole shares with respect to which such right to purchase has accrued may be purchased at the time of such accrual or at any time thereafter before the tenth anniversary of the date on which the option is

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granted or such earlier expiration date as may be determined by the Committee and specified in the option agreement. Each option shall expire completely, however, to the extent that it is not exercised before the tenth anniversary of the date it was granted or such earlier expiration date as may be determined by the Committee and specified in the option agreement.

          (d) TRANSFERABILITY. No option shall be assignable or transferable by the Optionee except by will or under the laws of descent and distribution, and during the life of an Optionee, the option shall be exercisable only by the Optionee.

          (e) EXERCISE AND PAYMENT. An Optionee electing to exercise an option shall give written notice of such election to the Corporation specifying the option agreement under which the option was granted and the number of whole shares as to which the exercise is being made. Such notice shall be accompanied by payment in full in cash of the purchase price for the number of shares as to which the exercise relates, except that in the discretion of the Committee, payment of such purchase price may be made in whole or in part by the transfer to the Corporation of shares of the Common Stock of the Corporation valued at their fair market value on the date of exercise, as determined by the Committee. Upon receipt of such notice and payment the Corporation shall promptly issue and deliver to the Optionee (or other person entitled to exercise the option) a certificate or certificates for such number of shares.

          (f) DEATH. Any option, if not expired, shall be exercisable at any time within twelve months after the date of the Optionee's death by the executor or administrator of the

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estate of the Optionee or by the legatees or heirs of the Optionee, whichever may be entitled, but only if and to the extent that the option might have been exercised by the Optionee at the date of his or her death, or as determined by the Committee under the provisions of Section 6.1(c) hereof, and in no case after the option has expired.

          (g) TERMINATION OF EMPLOYMENT OTHER THAN BY DEATH. If the employment of an Optionee with the Corporation or an Affiliate is terminated because of retirement or physical or mental disability preventing the Optionee from performing his or her regular duties, the option, if not expired, may be exercised by the Optionee at any time within three months after the date of such termination, but only if and to the extent that the Optionee was entitled to exercise the option at the time of such termination, or as determined by the Committee under the provisions of Section 6.1(c) hereof, and in no case after the option has expired, except that in the case of an employee who is permanently and totally disabled because of an inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months, the three month period shall be six months.

          If the employment of an Optionee with the Corporation or an Affiliate shall terminate for any reason other than death, retirement, or physical or mental disability preventing the Optionee from performing the Optionee's regular duties, all rights to purchase shares pursuant to his or her option

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(including rights to purchase shares thereunder which have accrued but which then remain unexercised) shall forthwith cease and terminate on the date of such termination.

          (h) LEAVE OF ABSENCE. The Committee shall determine whether an authorized leave of absence shall constitute a termination of employment for the purposes of the Plan and the terms respecting continuance and exercise of an option in any such case except that no such determination by the Committee shall permit an option to be exercised after the expiration of its term.

          (i) TERMINATION DUE TO CONSOLIDATION OR MERGER. The Committee may cause an option agreement to contain a provision that the Corporation in its discretion may give an Optionee not less than thirty days written notice of a proposed consolidation or merger affecting the Corporation, such notice to state either (A) that (i) it is given to cause the option to be exercised or terminated, (ii) the Optionee may exercise during a thirty day period after the sending of such notice, and not after the expiration of the term of the Optionee's option, any part or all of his or her option not previously exercised, whether or not, in the absence of such notice, it might have been exercised in such thirty day period, and (iii) all of said option not exercised within such thirty-day period shall be cancelled or (B) that the Corporation will at or before the time any such consolidation and merger takes place terminate such option and pay to the Optionee in cash the amount, if any, by which the value per share to be received by the holders of the Corporation's Common Stock (after giving effect to any such payment to the holders of options) in

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such consolidation or merger, as determined by the Board of Directors, exceeds the option price multiplied by the number of shares covered by such option.

          (j) SECURITIES AND OTHER LAWS. In any case where in the opinion of the Committee the issue and delivery of shares upon the exercise of an option would violate requirements of Federal or state securities or other laws, the Corporation shall be entitled to postpone such issue and delivery until such requirements have been complied with.

          Each option agreement shall contain such provisions as the Committee shall require in order to insure compliance with Federal or state securities or other laws. Any representation or agreement required by the Committee for that purpose, such as a representation or agreement that the Optionee is acquiring shares for investment and not for distribution or resale, may contain provisions to the effect that it shall not prevent or restrict resales of the shares in conformity with such laws.

          (k) RIGHTS AS STOCKHOLDER. No Optionee shall have any rights as a stockholder with respect to any shares covered by his or her option until the date of issuance of a stock certificate to the Optionee for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

          (1) OTHER PROVISIONS. An option agreement may contain such other terms, provisions and conditions as are not inconsistent with the Plan.

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     6.2  Incentive Stock Options
          -----------------------

          Option agreements with respect to Incentive Stock Options shall contain in substance the same terms and conditions as those with respect to Non-qualified Stock Options.

     6.3  Change in Control
          -----------------

          Notwithstanding the preceding provisions of this Section 6, any agreements evidencing options granted under this Plan or Rights granted pursuant to Section 10 hereof may contain such provisions as the Committee shall approve permitting all or some part of the options or Rights evidenced by such agreements to be exercised at any time after a Change in Control of the Corporation even though such options or Rights have not yet become exercisable under the other provisions of such agreements and even though such Change in Control of the Corporation occurs less than two years after the date such options or Rights were granted. However, no provisions included in an agreement pursuant to this Section 6.3 shall permit exercising any option or Right after the expiration date thereof specified in such agreement.
Provisions so included may contain such limitations and conditions as the Committee shall determine, applying to the exercise of options and Rights pursuant thereto. The provisions authorized by this Section 6.3 may be incorporated in agreements evidencing options or Rights to be granted or, by amendment, in existing agreements.

                 A "Change in Control" of the Corporation shall be deemed to have occurred upon the occurrence of any of the following:

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         (a)     Any transaction or series of transactions, as a result of
                 which any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) (a "Person") is or becomes a "beneficial owner" (as defined in Rule 13d-3 under such act), directly or indirectly, of securities of the Corporation representing thirty percent (30%) or more of the combined voting power of the Corporation's then outstanding voting securities (the "Corporation's Outstanding Voting Securities"); provided, however, that a Change in Control shall not be deemed to have occurred solely because of the acquisition of securities of the Corporation by (i) one or more employee benefit plans or related trusts established for the benefit of the employees of the Corporation or any Affiliate of the Corporation; or (ii) any Person when such acquisition (A) is effected primarily to prevent the Corporation from being declared insolvent and (B) is approved by the Board of Directors of the Corporation (the "Board").

         (b) Any change in the membership of the Board such that individuals who are Incumbent Directors (as defined herein) cease for any reason to constitute at least a majority of the Board. The Incumbent Directors shall be (i) those members of the Board who were Directors as of October 27, 1994, and who have served continuously as Directors since such date, and
                 (ii) any other member

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                 of the Board who subsequently became a Director and whose
                 election or nomination for election by the Corporation's stockholders at the beginning of his or her current tenure was approved by a vote of at least a majority of the Directors who were then Incumbent Directors, except that no individual shall be an Incumbent Director if such individual's initial assumption of office as a Director occurred as a result of an actual or threatened election contest with respect to the election or removal of Directors, or other actual or threatened solicitation of proxies or consents, by, or on behalf of, a Person other than the Board.

         (c) The approval by the Corporation's stockholders of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Corporation, or similar transaction (a "Business Combination"), unless all of the following conditions are met, with such conditions being applied as of the date of such approval as if the Business Combination were consummated on such date on the terms then specified in the agreement or plan providing for the Business Combination:

                 (i) the individuals and entities who are the beneficial owners of the Corporation's Outstanding Voting Securities as of the date of such approval would beneficially own, directly or indirectly, securities representing more than 50% of the

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                          outstanding combined voting power of the voting
                          securities that would be outstanding and entitled to vote generally in the election of the governing body of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity that as a result of such transaction would own the Corporation or all or substantially all of the Corporation's assets, either directly or through one or more subsidiaries) (the "Resulting Entity"), and the securities of the Resulting Entity that would be owned by such beneficial owners of the Corporation's Outstanding Voting Securities would be owned by them in substantially the same proportions as they own the Corporation's Outstanding Voting Securities;

                 (ii) no Person (excluding any corporation or other entity resulting from such Business Combination, and excluding any employee benefit plan or related trust of the Corporation or of such corporation or other entity resulting from such Business Combination) would beneficially own, directly or indirectly, 30% or more of the combined voting power of the outstanding voting securities of the Resulting Entity except to the extent that such ownership existed prior to the Business Combination; and

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                   (iii)  at least a majority of the members of the board of
                          directors of the Resulting Entity would be persons who were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination.

         (d) Approval by the Corporation's stockholders of a liquidation or dissolution of the Corporation (unless the liquidation or dissolution is part of a Business Combination excepted from clause (c) above).

         (e)     The close of business on the latest of the following dates:

                   (i) the date that a tender or exchange offer by any Person (other than the Corporation, any Affiliate of the Corporation, or any employee benefit plan or related trust established for the benefit of the employees of the Corporation or any Affiliate of the Corporation) that, if consummated, would result in such Person becoming a "beneficial owner" (as defined in clause (a) above), directly or indirectly, of securities of the Corporation representing thirty percent (30%) or more of the combined voting power of the Corporation's then outstanding voting securities, is first published or sent or given within the meaning of Rule 14d-2(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder;

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                 (ii)     the date upon which all regulatory approvals required
                          for the acquisition of securities pursuant to the tender or exchange offer referred to in clause (i) have been obtained or waived; or

                 (iii) the date upon which any approval of the security holders of the Person publishing or sending or giving the tender or exchange offer referred to in clause
                          (i) required for the acquisition of securities pursuant to such tender or exchange offer is obtained or waived.

7.   WITHHOLDING TAXES.
     ------------------

        The Corporation or an Affiliate, as the case may be, shall have the right to deduct from amounts payable to the Optionee, or to require the Optionee to pay, the amount of any taxes required by law to be withheld with respect to the exercise of Non-qualified Stock Options or Rights. In the Committee's discretion, the Optionee may be given the right to elect that such required withholding, as well as additional withholding with respect to such exercise, be paid in whole or in part in shares of Common Stock, including shares retained from those that otherwise would be delivered to the Optionee upon such exercise, valued at their fair market value on the date of delivery; provided that the use of Common Stock to pay required withholding with respect to the exercise of Non-qualified Stock Options granted before October 27, 1994 shall not be subject to the discretion of the Committee, consistent with the terms of the Stock Option Agreements outstanding as of the aforementioned date.

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8.   ADJUSTMENT IN NUMBER OF SHARES AND OPTION PRICE.
     ------------------------------------------------

          In the event that there are any changes in the outstanding Common Stock of the Corporation by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations, or exchanges of shares or the like, the aggregate number and kind of shares available under the Plan, the number and kind of shares subject to each outstanding option, and the option price, shall be appropriately adjusted by the Committee, if necessary, to reflect equitably such change or changes. The determination of the Committee shall be conclusive.

9.   OPTIONS IN SUBSTITUTION FOR STOCK OPTIONS
     GRANTED BY OTHER CORPORATIONS.
     -----------------------------------------

          Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become key employees of the Corporation or an Affiliate as the result of such other corporation becoming an Affiliate or the acquisition by the Corporation or an Affiliate of the assets of such other corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in Section 6 hereof, as appropriate, to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

10.   STOCK APPRECIATION RIGHTS.
      --------------------------

          (a) Stock appreciation rights ("Rights") may be granted under the Plan by and in the discretion of the Committee in accordance with the provisions of this Section 10.

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          (b)  Rights may be granted in connection with any stock option granted or to be granted under the Plan. In addition, Rights may be granted separately, without being connected with any stock option, in any case where a stock option could be granted under the Plan. Rights connected with stock options may be granted either at the time of the grant of the option or at any time thereafter during the term of the option.

          (c) Each Right shall when exercised entitle the holder to the same rights as a stock option for one share of Common Stock, except that a holder of Rights, instead of purchasing shares of Common Stock, shall be entitled to an amount determined and payable as provided in (g) below.

          (d) Rights shall be evidenced in the same manner as stock options granted under the Plan by an agreement between the Corporation and the holder stating the date of grant, the number of Rights, the option price per share, and the period or periods during which the Rights shall be exercisable; and otherwise containing such provisions and restrictions as the Plan requires or the Committee shall determine. Except as specifically permitted in agreements evidencing Rights, no Rights shall be exercisable without the approval of the Committee in each instance, and each agreement evidencing Rights shall so provide.

          (e) Rights not connected with stock options shall be subject to all the provisions of the Plan applying to stock options, and shall contain the same provisions as would be required in the case of such options, with the sole exception that upon the exercise of Rights the holder shall receive a payment as herein provided instead of purchasing shares.

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          (f)  Rights connected with stock options shall have the same option price and shall be exercisable to the same extent and during the same period or periods as the related stock option, subject to approval by the Committee as herein provided, and to any limitations imposed by the Committee when such Rights are granted; provided that no Rights shall be exercisable within six months after the date they are granted. However, such restriction on exercise shall cease to apply if the holder's employment is terminated before the end of the six-month period because of death or disability. Rights connected with stock options shall otherwise be governed by the terms of such options and the provisions of the Plan applying to such options. Upon exercise of Rights connected with stock options or stock options connected with Rights, the holder shall be deemed to have surrendered an equal number of options, if Rights are exercised, or of Rights, if options are exercised; and the Rights or options so surrendered shall thereupon cease to be exercisable.

          (g) Upon exercise of Rights the holder shall be entitled to receive, for each Right exercised, an amount equal to the fair market value per share of the Common Stock of the Corporation on the date of exercise, minus the option price per share stated in the Right. The total amount due the holder upon the exercise of Rights shall be paid in cash or in shares of Common Stock of the Corporation at their fair market value on the date of exercise, or partly in cash and partly in shares of Common Stock, all as the Committee in its sole discretion shall determine. The fair market value of the Common Stock on the date of exercise shall be as determined by the Committee.

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          (h)  The number of stock options and Rights authorized to be granted under the Plan is limited so that the total number of shares of stock issued on the exercise of options granted under the Plan plus the total number of Rights exercised shall not exceed the total number of shares of Common Stock authorized for the Plan. Accordingly, the exercise of Rights shall have the same effect for the purposes of Section 2 hereof as the exercise of stock options for a number of shares equal to the number of Rights exercised.

11.  EMPLOYMENT.
     ----------

          Nothing in the Plan or in any options or Rights granted pursuant to the Plan shall confer on any Optionee or holder any right to continue in the employ of the Corporation or any of its Affiliates, or interfere in any way with the right of the Corporation or any of its Affiliates to terminate his or her employment at any time as freely as if no option or Right had been granted and no Plan had been in existence.

12.  TERM OF PLAN.
     -------------

          Unless sooner terminated the Plan shall terminate ten years from the Effective Date and no option shall be granted thereafter.

13.  AMENDMENT AND TERMINATION OF PLAN.
     ----------------------------------

          The Plan may be terminated at any time by vote of the holders of a majority of the stock of the Corporation present in person or by proxy and entitled to vote at a special or annual meeting of the stockholders of the Corporation or by the Board of Directors of the Corporation, provided, however, that no outstanding option may be terminated other than pursuant to

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

Section 5 or Section 6.1(i) above. The Board of Directors of the Corporation may make such amendments to the Plan, and with the consent of the Optionee or the holder of Rights, to the terms and conditions of his or her option or Rights, as it shall deem advisable, but may not, without approval by vote of the holders of a majority of the stock of the Corporation present in person or by proxy and entitled to vote at a special or annual meeting of the stockholders of the Corporation, (i) increase the maximum number of shares as to which options may be granted under the Plan, except as provided in Section 8, or (ii) extend the last date for the grant or exercise of options or (iii) reduce the price at which options may be granted, or (iv) withdraw the administration of the Plan from a committee of three or more disinterested directors of the Corporation.

14.  USE OF PROCEEDS.
     ----------------

          The proceeds derived from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Corporation available for all corporate purposes.

15.  MISCELLANEOUS.
     --------------

          (a) TRANSFER OF EMPLOYMENT. The transfer of employment of an employee from the Corporation to an Affiliate or from an Affiliate to the Corporation or to another Affiliate shall not constitute a termination of employment for the purposes of the Plan.

          (b) DEFINITION OF AFFILIATE. For all purposes of the Plan the term "Affiliate" means any corporation which is either a "Parent Corporation" or a "Subsidiary Corporation" of the

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

Corporation, as those terms are defined in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code.

          (c) INTERNAL REVENUE CODE REFERENCES. Except where otherwise indicated, references in this Plan to sections of the Internal Revenue Code shall include any amendments thereto and subsequently enacted sections of the Internal Revenue Code which replace or correspond to the sections referred to in this Plan.

          (d) ENFORCEMENT.* After a Change in Control, the Corporation shall pay all reasonable legal fees, costs, and other expenses incurred by a holder of options or Rights in enforcing rights under this Plan or the agreement evidencing such options or Rights.











- - - - - ----------------------------------
* This subsection does not apply to officers of the Corporation who are subject to the provisions of Section 16 of the Securities Exchange Act of 1934.

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